EXHIBIT 99.1

NEWS RELEASE   NEWS RELEASE   NEWS RELEASE   NEWS RELEASE   NEWS RELEASE   NEWS

[LOGO OF AMERICAN EXPRESS COMPANY]

CONTACTS:      Media: Robert Glick                    Michael O'Neill
                      212-640-1041                    212-640-5951
                      robert.a.glick@aexp.com         mike.o'neill@aexp.com

Investors/Analysts:   Malkah Buchweitz                Ron Stovall
                      212-640-6657                    212-640-5574
                      malkah.y.buchweitz@aexp.com     ronald.stovall@aexp.com


--------------------------------------------------------------------------------
                    AMERICAN EXPRESS REPORTS STRONG RESULTS
                        ON RECORD CARDMEMBER SPENDING.
           MORE THAN 2 MILLION CARDS-IN-FORCE ADDED IN THE QUARTER.

                     (Millions, except per share amounts)

                                                  Quarters Ended   Percentage           Six Months Ended    Percentage
                                                     June 30,       Inc/(Dec)               June 30,         Inc/(Dec)
                                               ------------------  ----------        -------------------    -----------
                                                  2007      2006                         2007       2006
                                                  ----      ----                         ----       ----
   Revenues net of interest expense           $  7,130   $ 6,542       9%            $ 13,798   $ 12,595       10%

   Income From Continuing Operations          $  1,062   $   972       9%            $  2,127   $  1,848       15%
   Loss From Discontinued Operations          $     (5)  $   (27)    (81%)           $    (13)  $    (30)     (57%)
   Net Income                                 $  1,057   $   945      12%            $  2,114   $  1,818       16%

   Earnings Per Common Share - Basic:
      Income From Continuing Operations       $   0.90   $  0.80      13%            $   1.80   $   1.51       19%
      Loss From Discontinued Operations       $    -     $ (0.02)      #             $  (0.01)  $  (0.02)     (50%)
      Net Income                              $   0.90   $  0.78      15%            $   1.79   $   1.49       20%

   Earnings Per Common Share - Diluted:
      Income From Continuing Operations       $   0.88   $  0.78      13%            $   1.76   $   1.48       19%
      Loss From Discontinued Operations       $     -    $ (0.02)      #             $  (0.01)  $  (0.03)     (67%)
      Net Income                              $   0.88   $  0.76      16%            $   1.75   $   1.45       21%

   Average Common Shares Outstanding
      Basic                                      1,179     1,217      (3%)              1,183      1,224      (3%)
      Diluted                                    1,203     1,242      (3%)              1,207      1,250      (3%)

   Return on Average Equity*                     37.5%      29.8%                       37.5%       29.8%
------------------------------------------------------------------------------------------------------------------------------------

* Computed on a trailing 12-month basis using net income over average total shareholders' equity (including discontinued operations) as included in the Consolidated Financial Statements prepared in accordance with U.S. generally accepted accounting principles (GAAP).

# Denotes a variance of more than 100%.

         New York - July 23, 2007 - AMERICAN EXPRESS COMPANY (NYSE: AXP) today reported second quarter income from continuing operations of $1.1 billion, up
9 percent from $972 million a year ago. Diluted earnings per share from continuing operations were $0.88, up 13 percent from $0.78.
         Net income for the quarter also totaled $1.1 billion, up 12 percent from $945 million a year ago, and $0.88 per share, up 16 percent from $0.76.
         Consolidated revenues net of interest expense rose 9 percent to $7.1 billion, up from $6.5 billion a year ago.
         Consolidated expenses totaled $4.7 billion, up 7 percent from $4.4 billion a year ago.
         The Company's return on  equity (ROE) was 37.5 percent.
         "Continued growth in Cardmember spending and excellent credit quality generated strong earnings for the quarter," said Kenneth I. Chenault, chairman and chief executive.
         "Spending on American Express cards rose 15 percent and we added more than 2 million cards during the last three months.
         "As expected, interest costs increased and provisions rebounded from the exceptionally low levels of last year. We dealt with this short-term challenge by controlling discretionary expenses and carefully targeting our marketing investments.
         "The result was strong performance in the second quarter and excellent momentum as we head into the latter half of 2007.
         "Given that momentum, we will be looking to capitalize on opportunities to further strengthen our lead in the payments industry at a time when some key competitors may be cutting back or dealing with weakness in parts of their business."
         The second quarter results included a $65 million tax benefit from the IRS related to the treatment of certain prior years' card fee income. In light of this benefit, the Company increased its investment in marketing and promotion programs this quarter by $68 million ($42 million after-tax).

         Significant items in the year-ago quarter included:
         o A $144 million ($131 million after-tax) gain related to the sale of the Company's card and merchant-related operations in Brazil to Banco Bradesco S.A.; and
         o A $62 million ($40 million after-tax) charge associated with certain adjustments made to the Membership Rewards reserve model outside the U.S.

         Also included in the quarters ended June 30, 2007 and 2006, were $8 million ($5 million after-tax) and $53 million ($34 million after-tax) of reengineering costs, respectively.

     DISCONTINUED OPERATIONS
         Discontinued operations (businesses sold in previous years) included a loss of $5 million this quarter compared to a $27 million loss a year ago, which primarily reflected losses related to last year's sale of the Company's international banking operations in Brazil.

     SEGMENT RESULTS
         U.S. CARD SERVICES reported second quarter net income of $580 million, down 2 percent from $594 million a year ago.
         Revenues net of interest expense for the second quarter increased 12 percent to $3.6 billion, reflecting higher spending and borrowing by consumers and small businesses, which were partially offset by higher interest expense. Securitization income, net decreased 11 percent primarily due to increased write offs.
         Total expenses increased 11 percent. Marketing, promotion, rewards and cardmember services expenses increased 16 percent from the year-ago period primarily due to higher rewards costs and the previously mentioned increase in marketing and promotion programs. Human resources and other operating expenses increased 4 percent.
         Provisions for losses increased 85 percent, reflecting higher loan volumes and an increase in write-off and delinquency rates from the unusually low levels of a year ago.

         Results for the second quarter included $56 million of the previously mentioned tax benefit.

         INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES reported second quarter net income of $277 million, up 22 percent from $227 million a year ago.
         Revenues net of interest expense increased 4 percent to $2.2 billion, reflecting higher spending by corporate and international consumer Cardmembers, as well as higher loan balances. These increases were suppressed by last year's sale of card-related operations in Brazil, Malaysia, and Indonesia.
         Total expenses increased 5 percent. Human resources and other operating expenses increased 10 percent. Marketing, promotion, rewards and cardmember services expenses decreased 8 percent from the year-ago period, which included the previously mentioned $62 million charge for certain adjustments to the Membership Rewards reserve model outside the U.S. Operating expenses for the year-ago period were reduced by the gain on the sale of the card and merchant-related operations in Brazil.
         Provisions for losses decreased 7 percent from year-ago levels, which had reflected industry-wide credit issues in Taiwan.
         Results for the second quarter included certain tax benefits, $9 million of which was related to the previously mentioned item.

         GLOBAL NETWORK & MERCHANT SERVICES reported second quarter net income of $266 million, up 33 percent from $200 million a year ago.
         Revenues net of interest expense for the second quarter increased 15 percent to $966 million. The increase reflects continued strong growth in merchant-related revenue primarily resulting from higher company-wide billed business. The increase also reflects higher network partner-related fees.
         Spending on Global Network Services cards increased 62 percent from year-ago levels. These increases reflect, in part, the completion in 2006 of independent operator agreements in Brazil, Malaysia, and Indonesia. Cards-in-force issued by bank partners increased 34 percent.

         Total expenses increased 6 percent, reflecting higher human resources costs and expanded marketing and promotion activities.

         CORPORATE & OTHER reported second quarter net expenses of $61 million, compared with net expenses of $49 million a year ago.

                                      ***

              American Express Company (www.americanexpress.com) is a leading global payments, network and travel company founded in 1850.

              Note: The 2007 Second Quarter Earnings Supplement, as well as Executive Vice President and acting CFO Dan Henry's presentation from the investor conference call referred to below, will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call to discuss second quarter earnings results, operating performance and other topics that may be raised during the discussion will be held at 5:00 p.m. (EST) today. Live audio of the conference call will be accessible to the general public on the American Express web site at http://ir.americanexpress.com. A replay of the conference call also will be available today at the same web site address.

                                      ***


THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE
FOLLOWING: THE COMPANY'S ABILITY TO MEET ITS ROE TARGET RANGE OF 33 TO 36 PERCENT ON AVERAGE AND OVER TIME, WHICH WILL DEPEND IN PART ON FACTORS SUCH AS THE COMPANY'S ABILITY TO GENERATE SUFFICIENT REVENUE GROWTH AND ACHIEVE SUFFICIENT MARGINS, FLUCTUATIONS IN THE CAPITAL REQUIRED TO SUPPORT ITS BUSINESSES, THE MIX OF THE COMPANY'S FINANCINGS, AND FLUCTUATIONS IN THE LEVEL OF THE COMPANY'S SHAREHOLDERS' EQUITY DUE TO SHARE REPURCHASES, DIVIDENDS, CHANGES IN ACCUMULATED OTHER COMPREHENSIVE INCOME AND ACCOUNTING CHANGES, AMONG OTHER THINGS; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35 PERCENT OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65 PERCENT OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, AND SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE,

RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS AND RETURN ON LENDING PRODUCTS; THE CONTINUATION OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING, AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS, CONSOLIDATIONS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE COMPANY'S ABILITY TO INVEST IN TECHNOLOGY ADVANCES ACROSS ALL AREAS OF ITS BUSINESS TO STAY ON THE LEADING EDGE OF TECHNOLOGIES APPLICABLE TO THE PAYMENTS INDUSTRY; THE COMPANY'S ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS (IP) AND AVOID INFRINGING THE IP OF OTHER PARTIES; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, NATURAL DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, AND ITS OTHER REPORTS FILED WITH THE SEC.

All information in the following tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated. Amounts herein reflect certain adjustments as noted in the Company's Form 8-K dated March 30, 2007 filed with the U.S. Securities and Exchange Commission (SEC). See also pages 2 - 3 of the 2007 Second Quarter Earnings Supplement for a description of such adjustments. In addition, amounts herein reflect certain modifications made to the Company's reportable operating segment disclosures as noted in the Company's Form 8-K dated April 19, 2007 filed with the SEC.

(Preliminary)

                             AMERICAN EXPRESS COMPANY
                        CONSOLIDATED STATEMENTS OF INCOME

(Millions)

                                                              Quarters Ended                       Six Months Ended
                                                                 June 30,                               June 30,
                                                           --------------------    Percentage     --------------------   Percentage
                                                             2007        2006      Inc/(Dec)        2007        2006      Inc/(Dec)
                                                           --------    --------    ----------     --------    --------   ----------
Revenues
  Discount revenue                                         $  3,670    $  3,292            11%    $  7,025    $  6,261           12%
  Net card fees                                                 500         533            (6)         984       1,053           (7)
  Travel commissions and fees                                   491         483             2          928         901            3
  Other commissions and fees                                    681         642             6        1,303       1,281            2
  Securitization income, net                                    332         372           (11)         789         758            4
  Other                                                         453         415             9          868         811            7
                                                           --------    --------                   --------    --------
     Total                                                    6,127       5,737             7       11,897      11,065            8
                                                           --------    --------                   --------    --------
  Interest income:
    Cardmember lending finance revenue                        1,514       1,100            38        2,882       2,047           41
    International banking                                       282         252            12          546         509            7
    Other                                                       276         196            41          505         384           32
                                                           --------    --------                   --------    --------
       Total                                                  2,072       1,548            34        3,933       2,940           34
                                                           --------    --------                   --------    --------
           Total revenues                                     8,199       7,285            13       15,830      14,005           13
                                                           --------    --------                   --------    --------
  Interest expense:
    Cardmember lending                                          431         277            56          816         523           56
    International banking                                       135          93            45          261         181           44
    Charge card and other                                       503         373            35          955         706           35
                                                           --------    --------                   --------    --------
       Total                                                  1,069         743            44        2,032       1,410           44
                                                           --------    --------                   --------    --------
Revenues net of interest expense                              7,130       6,542             9       13,798      12,595           10
                                                           --------    --------                   --------    --------

Expenses
  Marketing, promotion, rewards and cardmember services       1,828       1,671             9        3,292       3,193            3
  Human resources                                             1,331       1,276             4        2,611       2,516            4
  Professional services                                         698         658             6        1,327       1,219            9
  Occupancy and equipment                                       379         365             4          749         711            5
  Communications                                                116         113             3          232         226            3
  Other                                                         345         287            20          694         565           23
                                                           --------    --------                   --------    --------
     Total                                                    4,697       4,370             7        8,905       8,430            6
                                                           --------    --------                   --------    --------
Provisions for losses and benefits:
     Charge card                                                233         192            21          442         401           10
     Cardmember lending                                         638         406            57        1,212         727           67
     International banking and other (including
        investment certificates)                                122         132            (8)         205         270          (24)
                                                           --------    --------                   --------    --------
         Total                                                  993         730            36        1,859       1,398           33
                                                           --------    --------                   --------    --------
Pretax income from continuing operations                      1,440       1,442             -        3,034       2,767           10
Income tax provision                                            378         470           (20)         907         919           (1)
                                                           --------    --------                   --------    --------
Income from continuing operations                             1,062         972             9        2,127       1,848           15
Loss from discontinued operations, net of tax                    (5)        (27)          (81)         (13)        (30)         (57)
                                                           --------    --------                   --------    --------
Net income                                                 $  1,057    $    945            12     $  2,114    $  1,818           16
                                                           ========    ========                   ========    ========

# - Denotes a variance of more than 100%.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                     CONDENSED CONSOLIDATED BALANCE SHEETS

(Billions)

                                                 June 30,   December 31,
                                                   2007        2006
                                                 --------   ------------
Assets
  Cash and cash equivalents                      $      7   $          8
  Accounts receivable                                  40             39
  Investments                                          21             21
  Loans                                                55             50
  Other assets                                         11             10
                                                 --------   ------------
    Total assets                                 $    134   $        128
                                                 ========   ============

Liabilities and Shareholders' Equity
  Short-term debt                                $     16   $         15
  Long-term debt                                       50             43
  Other liabilities                                    57             59
                                                 --------   ------------
    Total liabilities                                 123            117
                                                 --------   ------------

  Shareholders' equity                                 11             11
                                                 --------   ------------
    Total liabilities and shareholders' equity   $    134   $        128
                                                 ========   ============

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                               FINANCIAL SUMMARY

(Millions)

                                                       Quarters Ended                       Six Months Ended
                                                          June 30,                               June 30,
                                                    --------------------    Percentage     --------------------    Percentage
                                                      2007        2006      Inc/(Dec)        2007        2006       Inc/(Dec)
                                                    --------    --------    ----------     --------    --------    ----------
REVENUES NET OF INTEREST EXPENSE
  U.S. Card Services                                $  3,560    $  3,170            12%    $  6,924    $  6,068            14%
  International Card & Global Commercial Services      2,159       2,083             4        4,155       4,017             3
  Global Network & Merchant Services                     966         839            15        1,843       1,587            16
                                                    --------    --------                   --------    --------
                                                       6,685       6,092            10       12,922      11,672            11

  Corporate & Other, including adjustments and
    eliminations                                         445         450            (1)         876         923            (5)
                                                    --------    --------                   --------    --------

CONSOLIDATED REVENUES NET OF INTEREST EXPENSE       $  7,130    $  6,542             9     $ 13,798    $ 12,595            10
                                                    ========    ========                   ========    ========

PRETAX INCOME (LOSS) FROM CONTINUING OPERATIONS
  U.S. Card Services                                $    827    $    939           (12)    $  1,858    $  1,761             6
  International Card & Global Commercial Services        308         289             7          603         471            28
  Global Network & Merchant Services                     418         315            33          792         577            37
                                                    --------    --------                   --------    --------
                                                       1,553       1,543             1        3,253       2,809            16
  Corporate & Other                                     (113)       (101)           12         (219)        (42)            #
                                                    --------    --------                   --------    --------

PRETAX INCOME FROM CONTINUING OPERATIONS            $  1,440    $  1,442             -     $  3,034    $  2,767            10
                                                    ========    ========                   ========    ========

NET INCOME (LOSS)
  U.S. Card Services                                $    580    $    594            (2)    $  1,224    $  1,121             9
  International Card & Global Commercial Services        277         227            22          512         370            38
  Global Network & Merchant Services                     266         200            33          502         366            37
                                                    --------    --------                   --------    --------
                                                       1,123       1,021            10        2,238       1,857            21
  Corporate & Other                                      (61)        (49)           24         (111)         (9)            #
                                                    --------    --------                   --------    --------
  Income from continuing operations                    1,062         972             9        2,127       1,848            15
  Loss from discontinued operations, net of tax           (5)        (27)          (81)         (13)        (30)          (57)
                                                    --------    --------                   --------    --------

NET INCOME                                          $  1,057    $    945            12     $  2,114    $  1,818            16
                                                    ========    ========                   ========    ========

# - Denotes a variance of more than 100%.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                         FINANCIAL SUMMARY (CONTINUED)

                                                       Quarters Ended                        Six Months Ended
                                                          June 30,                                June 30,
                                                    --------------------     Percentage     ---------------------     Percentage
                                                      2007        2006       Inc/(Dec)        2007         2006        Inc/(Dec)
                                                    --------    --------     ----------     --------     --------     ----------
EARNINGS PER COMMON SHARE

BASIC
  Income from continuing operations                 $   0.90    $   0.80             13%    $   1.80     $   1.51             19%
  Loss from discontinued operations                        -       (0.02)             #        (0.01)       (0.02)           (50)
                                                    --------    --------                    --------     --------
  Net income                                        $   0.90    $   0.78             15%    $   1.79     $   1.49             20%
                                                    ========    ========                    ========     ========

  Average common shares outstanding (millions)         1,179       1,217             (3)%      1,183        1,224             (3)%
                                                    ========    ========                    ========     ========

DILUTED
  Income from continuing operations                 $   0.88    $   0.78             13%    $   1.76     $   1.48             19%
  Loss from discontinued operations                        -       (0.02)             #        (0.01)       (0.03)           (67)
                                                    ========    ========                    ========     ========
  Net income                                        $   0.88    $   0.76             16%    $   1.75     $   1.45             21%
                                                    ========    ========                    ========     ========

  Average common shares outstanding (millions)         1,203       1,242             (3)%      1,207        1,250             (3)%
                                                    ========    ========                    ========     ========

Cash dividends declared per common share            $   0.15    $   0.15              -%    $   0.30     $   0.27             11%
                                                    ========    ========                    ========     ========

                       SELECTED STATISTICAL INFORMATION

                                                       Quarters Ended                        Six Months Ended
                                                          June 30,                                June 30,
                                                    --------------------     Percentage     ---------------------     Percentage
                                                      2007        2006       Inc/(Dec)        2007         2006        Inc/(Dec)
                                                    --------    --------     ----------     --------     --------     ----------
Return on average equity (A)                            37.5%       29.8%                       37.5%        29.8%
Common shares outstanding (millions)                   1,182       1,216             (3)%      1,182        1,216             (3)%
Book value per common share                         $   9.00    $   8.62              4%    $   9.00     $   8.62              4%
Shareholders' equity (billions)                     $   10.6    $   10.5              1%    $   10.6     $   10.5              1%

# - Denotes a variance of more than 100%.

(A) Computed on a trailing 12-month basis using net income over average total shareholders' equity (including discontinued operations) as included in the Consolidated Financial Statements prepared in accordance with GAAP.